UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	232679963
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1          Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, no par value (the “Common Stock”) of USA Technologies, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-33365) filed with the U.S. Securities and Exchange Commission on September 11, 2020.

The Registrant has applied to list the Common Stock on The Nasdaq Global Select Market of The Nasdaq Stock Market LLC under the trading symbol “USAT”.

Item 2           Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, as amended through May 29, 2020.
3.2	Amended and Restated Bylaws, as amended through May 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary
Dated: November 17, 2020